CERTIFICATE OF INCORPORATION

OF

NORTHPORT EQUITY TRADING, INC.

Filed by:	Jospeh & Terracciano, Esqs.
485 Underhill Boulevard
Suite 302
Syosset, New York 11791

CERTIFICATE OF INCORPORATION

NORTHPORT EQUITY TRADING, INC.

FIRST:    The name of the corporation is NORTHPORT EQUITY TRADING, INC.

SECOND:      Its Registered Office is to be located at 15 East North Street, Dover, Delaware 19901 in the county of Kent. The Registered Agent in charge thereof is W/K Incorporating Services, Inc.

THIRD:            The purpose of the corporation is to engage in any lawful act of activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:      The amount of the total authorized capital stock of this corporation is Two Thousand, Five Hundred (2,500), common shares all of which shall be without par value.

 FIFTH:            The name and mailing address of the incorporator is as follows:

Lawrence A. Kirsch
90 State Street
Albany, New York 12207

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein are true, and I have accordingly hereunto set my hand this 10th day of July, 1998

/s/ Lawrence A. Kirsch
Incorporator

LAWRENCE A. KIRSCH
90 State Street
Albany, New York